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                                                                    EXHIBIT 99.1
                         CITIZENS BANK AND TRUST COMPANY
                                      PROXY

               SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL
                7, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Charles A. Cagle, Terry
D. Eckert and Frank C. Vlossak, Jr. and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Bank and Trust Company (the "Bank") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the main office of the bank at 372 Delaware Avenue, Palmerton, Pennsylvania 18071-1820 on Friday, April 7, 2000, commencing at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:


1. Approve and adopt the Agreement and Plan of Reorganization, dated as of December 28, 1999 among Citizens Bank and Trust Company, Harleysville National Corporation and Citizens National Bank.

          [  ]     FOR              [  ]     AGAINST           [  ]     ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.


2. To consider and act upon such other business that may properly come before the Special Meeting and any adjournment or postponement of the meeting.

         This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder and as determined by a majority of the Bank's Board of Directors as to any other business that may properly come before the Special Meeting. If no direction is made, this proxy will be voted for the proposal and as determined by a majority of the Bank's Board of Directors as to any other business that may properly come before the Special Meeting.

                                      Dated:  -----------------, 2000

                                      --------------------------------
                                      Signature of Shareholder

                                      --------------------------------
                                      Signature of Shareholder

Number of Shares Held of Record
on February 11, 2000

         This proxy must be dated, signed by the shareholder and returned promptly to the Bank in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.